UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 26, 2006, AsiaInfo Holdings, Inc. (the “Company”) reported its financial results for the quarter ended March 31, 2006. The press release relating to such financial results is furnished herewith as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On April 25, 2005, the Company authorized an extension of the Company’s share repurchase program, which was originally announced in January 2006. The extended program does not provide for any changes to the number of shares authorized to be repurchased under the plan, but extends the repurchase period for an additional 90 days. Under the extended program, the Company may, from time to time until July 24, 2006, depending on market conditions, share price and other factors, make one or more purchases, on the open market or in privately negotiated transactions, of up to a total of four million shares of common stock. Such purchases under the program will be made in accordance with applicable law and subject to any required regulatory approvals. Any common stock repurchased by the Company will become part of its treasury stock and may be used by the Company to finance or execute acquisitions, equity incentive plans, or other arrangements. The press release relating to the extended repurchase program is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: April 26, 2006	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 26, 2006, titled “AsiaInfo Reports First Quarter 2006 Results.”